SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 22, 2014

FASTFUNDS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-33053	87-0425514
(Commission File Number)	(IRS Employer Identification No.)

319 Clematis Street, Suite 400, West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 514-9042

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective January 21, 2014, the Board of Directors of the Company approved the issuance of 1,000 shares of Class C Preferred Stock (as defined and described below under Item 5.03)(the “Class C Preferred Stock Shares”) to Mr. Fong or his assigns in consideration for services rendered to the Company and continuing to work for the Company without receiving significant payment for services and without the Company having the ability to issue shares of common stock as the Company does not have sufficient authorized but unissued shares of common stock to allow for any such issuances.

We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient had access to similar documentation and information as would be required in a Registration Statement under the Act. No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions.

A copy of the Certificate of Designation that was filed with the Nevada Secretary of State on January 22, 2014 is attached hereto as Exhibit 3.1 of this Report and is incorporated by reference herein.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

As a result of the issuance of the Class C Preferred Stock Shares to Mr. Fong, or his assigns, (described above in Item 3.02), and the Super Majority Voting Rights (described below in Item 5.03), Mr. Fong obtained voting rights over the Company’s outstanding voting stock on January 21, 2014, which provide him the right to vote up to 51% of the total voting shares able to vote on any and all shareholder matters.  As a result, Mr. Fong will exercise majority control in determining the outcome of all corporate transactions or other matters, including the election of Directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Fong may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders.  Additionally, it may be impossible for shareholders to remove Mr. Fong as an officer or Director of the Company due to the Super Majority Voting Rights.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective January 22, 2014, Barry Hollander resigned as Acting President and as a Director of the Company (the “Resignation”).  Mr. Hollander’s resignation was not because of any disagreement with the Company relating to the Company’s operations, policies or practices.  Mr. Fong was appointed as Chief Executive Officer (the “Appointment”). As a result of the Resignation and Appointment, Mr. Fong is the sole officer and Director of the Company.

A copy of the Resignation is attached hereto as Exhibit 5.1 of this Report and is incorporated by reference herein.

Item 5.03 Amendment to Articles of Incorporation or Bylaws: Change in Fiscal Year.

Effective January 21, 2014, the Board of Directors approved the filing of a Certificate of Designations establishing the designations, preferences, limitations and relative rights of the Company’s Class C Preferred Stock (the “Designation” and the “Class C Preferred Stock”).  The Board of Directors authorized the issuance of up to 1,000 shares of Class C Preferred Stock, which the Board agreed to issue to Mr. Fong or his assigns, upon the company filing the Certificate of Designation with the Nevada Secretary of State. The terms of the Certificate of Designation of the Class C Preferred Stock includes the right to vote in aggregate, on all shareholder matters equal to 51% of the total vote (“Super Majority Voting Rights”).  The Class C Preferred Stock will be entitled to this 51% voting right no matter how many shares of common stock or other voting stock of the Company are issued or outstanding in the future.

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
3.1	Certificate of Designation Class C Preferred Stock
5.1	Resignation of Barry Hollander

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 22, 2014	FASTFUNDS FINANCIAL CORPORATION

	By:	/s/ Henry Fong
Henry Fong Chief Executive Officer